EX-35.2
(logo) PHH Mortgage
PHH

2001 Bishops Gate Blvd
Mount Laurel, NJ 08054


February 29, 2012
Revised March 28, 2012


Re: Annual Compliance Statement

Attention: Yvonne Williams
Address:   9062 Old Annapolis Road
           Columbia, MD 21045

Deal Name: Sequoia 2011-2
PHH Investor code: G90, categories 003 and 004

Dear Sir and/or Madame:

This statement of compliance is being provided in accordance with Item 1123 of Regulation AB. The Undersigned hereby states that:

1. I am an authorized officer of PHH Mortgage Corporation (the "Servicer");

2. A review of the Servicer's activities during the period from January 1, 2011 through December 31, 2011 (the "Reporting Period") and its performance under the Agreement has been made under my supervision; and

3. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


By: /s/ Deborah A. Rocchi
Name: Deborah A. Rocchi
Title: Vice President


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